HIGH INCOME OPPORTUNITY FUND INC.   This Proxy is Solicited on Behalf of the
                               						Directors of the Fund.
388 Greenwich Street
New York, New York  10013

The undersigned hereby appoints HEATH B. McLENDON and LEWIS E. DAIDONE, and each of them acting in the absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of common stock of High Income Opportunity Fund, Inc. held of record by the undersigned on January 15, 1996 at a Meeting of Stockholders to be held on February 27, 1996 or any adjournment thereof.
             PROXY

					ELECTION OF DIRECTORS

				FOR	OR	  FOR 	OR 	WITH-
				ALL		     ALL 	  	HOLD
					       	EXCEPT
1.	ELECTION OF DIRECTORS
	J.H. Fleiss, F.P. Martin,
	and C.R. Youngdahl



(INSTRUCTION:	To withhold authority to vote for any individual nominee write that nominee's name on the space provided above and check center box to the right.)


						PROPOSALS
	The Board of Directors recommends a vote "FOR" the following proposals:
				FOR	 	AGAINST		ABSTAIN


2.	PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS THE
	INDEPENDENT AUDITORS OF THE FUND.

3.	In their discretion, the Proxies are authorized to vote upon such other
business as may 	properly come before the meeting.

Please sign on the reverse side.



This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each nominee for director and for each proposal.

Please sign exactly as name appears
to the left.  When shares are held
by joint tenants, both should sign,
or if one signs, that stockholder's
vote binds both stockholders.  When
signing as attorney, executor,
administrator, agent, trustee or
guardian, please give full title as
such.  If a corporation, please sign
in full corporate name by President
or other authorized officer.  If a
partnership, please sign in
partnership name by authorized
person.




Signature




Signature if held jointly


Dated:        ,1996









PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.